For period ending December 31, 2005     Exhibit 77O

File number 811-6637

FORM 10f-3
Registered Domestic Securities and Government Securities

Fund:  _UBS U.S. Small Cap Growth Fund______________________________________________

Name of Adviser or Sub-Adviser: UBS Global Asset Management (Americas) Inc.

1. Issuer:  Dresser ? Rand Group Inc.

2. Date of Purchase:   8/4/05         3.  Date offering commenced:  8/4/05

4. Underwriter(s) from whom purchased:  Morgan Stanley & Co.

5. "Affiliated Underwriter" managing or participating in syndicate UBS Investment Bank

6. Aggregate principal amount or number of shares purchased:    81,00

7. Aggregate principal amount or total number of shares of offering:    22,500,000

8. Purchase price per unit or share (net of fees and expenses):  $21.00

9. Initial public offering price per unit or share:  $21.00

10. Commission, spread or profit:    4.0% $  0.82/share

11. Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
X

b. The securities were purchased prior to the end of the first day on which any sales are made (of, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

c. The securities were purchased at a price not more than the price paid by each purchaser in the offering.
X

d. The underwriting was a firm commitment underwriting.
X

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale.
X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, ?Affiliated Underwriter? is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:   David Wabnik   Date: 11/17/2005

For period ending December 31, 2005     Exhibit 77O

File number 811-6637

FORM 10f-3
Registered Domestic Securities and Government Securities

Fund:      UBS U.S. Small Cap Growth Fund______________________________________________

Name of Adviser or Sub-Adviser: UBS Global Asset Management (Americas) Inc.

1. Issuer:  Maidenform Brands Inc.

2. Date of Purchase:   7/22/05         3.  Date offering commenced:  7/22/05

4. Underwriter(s) from whom purchased:  Credit Suisse First Boston

5. "Affiliated Underwriter" managing or participating in syndicate   UBS Investment Bank

6. Aggregate principal amount or number of shares purchased:    28,900

7. Aggregate principal amount or total number of shares of offering:    10,000,000

8. Purchase price per unit or share (net of fees and expenses):  $17.00/share

9. Initial public offering price per unit or share:  $17.00/share

10. Commission, spread or profit:    4.0% $0.70/share

11. Have the following conditions been satisfied?
YES
NO
i. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
X

j. The securities were purchased prior to the end of the first day on which any sales are made (of, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

k. The securities were purchased at a price not more than the price paid by each purchaser in the offering.
X

l. The underwriting was a firm commitment underwriting.
X

m. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

n. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

o. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

p. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale.
X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, ?Affiliated Underwriter? is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:   David Wabnik   Date: 11/17/2005

??

??

??

??

3